Ford – Volkswagen expand their global collaboration to advance autonomous driving, electrification and better serve customers ● Volkswagen to join Ford in investing in Argo AI, the autonomous vehicle platform company, at a valuation of more than $7 billion. Tie-up allows both automakers to independently integrate Argo AI’s self-driving system into their own vehicles, delivering significant global scale ● Ford will use Volkswagen’s electric vehicle architecture and Modular Electric Toolkit (MEB) to design and build at least one high-volume fully electric vehicle in Europe for European customers starting in 2023, more efficiently advancing its promise to deliver expressive passenger cars while taking advantage of Volkswagen’s scale ● Ford and VW on track to develop commercial vans and medium pickups for each brand in select global markets starting in 2022; sharing development costs to generate significant synergies ● The Volkswagen-Ford global alliance – which does not involve cross-ownership between the companies – is expected to create annual efficiencies for each company NEW YORK, July 12, 2019 – Ford Motor Company and Volkswagen AG today announced they are expanding their global alliance to include electric vehicles – and will collaborate with Argo AI to introduce autonomous vehicle technology in the U.S. and Europe – positioning both companies to better serve customers while improving their competitiveness and cost and capital efficiencies. Volkswagen CEO Dr. Herbert Diess, Ford President and CEO Jim Hackett as well as Argo AI CEO Bryan Salesky announced Volkswagen is joining Ford in investing in Argo AI, the autonomous vehicle technology platform company. Working together with Ford and Volkswagen, Argo AI’s self-driving system (SDS) is the first with commercial deployment plans for Europe and the U.S. Plus, being able to tap into both automakers’ global reach, Argo AI’s platform has the largest geographic deployment potential of any autonomous driving technology to date. Volkswagen and Ford independently will integrate Argo AI’s SDS into purpose-built vehicles to support the distinct people and goods movement initiatives of both companies. Argo AI’s focus remains on delivering a SAE Level 4-capable SDS to be applied for ride sharing and goods delivery services in dense urban areas. Ford and Volkswagen will have an equal stake in Argo AI, and combined, Volkswagen and Ford will own a substantial majority. The remainder will be used as an incentive pool for Argo AI employees. The full transaction is subject to regulatory approvals and closing conditions. For news releases, related materials and high-resolution photos and video, visit www.media.ford.com and https://www.volkswagen-media-services.com/

“While Ford and Volkswagen remain independent and fiercely competitive in the marketplace, teaming up and working with Argo AI on this important technology allows us to deliver unmatched capability, scale and geographic reach,” Hackett said. “Unlocking the synergies across a range of areas allows us to showcase the power of our global alliance in this era of smart vehicles for a smart world.” Company leaders also announced Ford will become the first additional automaker to use Volkswagen’s dedicated electric vehicle architecture and Modular Electric Toolkit – or MEB – to deliver a high-volume zero-emission vehicle in Europe starting in 2023. Ford expects to deliver more than 600,000 European vehicles using the MEB architecture over six years, with a second all-new Ford model for European customers under discussion. This supports Ford’s European strategy, which involves continuing to play on its strengths – including commercial vehicles, compelling crossovers and imported iconic vehicles such as Mustang and Explorer. Volkswagen started developing its MEB architecture in 2016, investing approximately $7 billion in this platform. The car-maker is planning to use this platform to build approximately 15 million cars for the Volkswagen Group alone in the next decade. For Ford, using Volkswagen’s MEB architecture is part of its more than $11.5 billion investment in electric vehicles worldwide – and supports Ford’s commitment to offer its European customers a broad range of electric vehicles while meeting its sustainability commitments. “Looking ahead, even more customers and the environment will benefit from Volkswagen’s industry-leading EV architecture. Our global alliance is beginning to demonstrate even greater promise, and we are continuing to look at other areas on which we might collaborate,” Diess said. “Scaling our MEB drives down development costs for zero-emissions vehicles, allowing for a broader and faster global adoption of electric vehicles. This improves the positions of both companies through greater capital efficiency, further growth and improved competitiveness.” The alliance, which covers collaborations outside of Volkswagen and Ford’s joint investments in Argo AI, does not entail cross-ownership between the two companies and is independent from the investment into Argo AI. The alliance is governed by a joint committee, which is led by Hackett and Diess and includes senior executives from both companies. The companies also are on track to deliver medium pickup trucks for global customers, aiming to start in 2022, followed by commercial vans. Equal Shareholders in Argo AI Volkswagen will invest $2.6 billion in Argo AI by committing $1 billion in funding and contributing its $1.6 billion Autonomous Intelligent Driving (AID) company, which includes more than 200 employees – most of whom have been developing self-driving technology for the Volkswagen Group. As part of the transaction, Volkswagen also will purchase Argo AI shares from Ford for $500 million over three years. Ford will invest the remaining $600 million of its previously announced $1 billion cash commitment in Argo AI. 2 For news releases, related materials and high-resolution photos and video, visit www.media.ford.com and https://www.volkswagen-media-services.com/

The full transaction represents a valuation for Argo AI that totals more than $7 billion. Both automakers see significant potential, including profitable growth by tapping new business areas tied to autonomous technology. Argo AI plans to work closely with Ford and Volkswagen to provide the autonomous vehicle technology the automakers need to deliver fully integrated self-driving vehicles that can be manufactured at scale for safe, reliable and durable deployment in ride sharing and goods delivery services. “Argo AI is fortunate to have a world-class team due to our clear mission and the commitment to deployment from our partners, and together with AID employees, we will have a global workforce to attract even more of the best talent,” said Salesky, co-founder of Argo AI. “Plus, thanks to Ford and Volkswagen, Argo AI technology could one day reach nearly every market in North America and Europe, applied across multiple brands and to a multitude of vehicle architectures.” Based in Munich, Germany, AID will become Argo AI´s new European headquarters and will be led by AID’s current CEO Karlheinz Wurm. With the addition of AID employees, Argo AI will grow from 500 to over 700 employees globally. In addition to its global headquarters in Pittsburgh, Pa., the new location marks Argo AI’s first engineering center in Europe and the fifth globally in addition to Dearborn, Mich.; Cranbury, NJ; and Palo Alto, Calif. Collaborating with Ford, Argo AI also is testing its technology in Miami and Washington, D.C., where together they plan deployment of commercial services. Ford to Use Volkswagen’s MEB Electric Vehicle Architecture for 600,000 Vehicles Ford plans to design an all-new, MEB-platform-based EV model, which starts arriving in 2023, in Köln-Merkenich, Germany. Volkswagen will supply MEB parts and components as part of the collaboration. Both companies also will continue to target additional areas where they can work together on electric vehicles – a key strategic priority for both companies as they drive to accelerate the transition to sustainable and affordable mobility. The agreement with Ford is a cornerstone in Volkswagen’s electric strategy, supporting the growth of the e-mobility industry and facilitating global efforts to reach the Paris 2050 Agreement. Commercial Van and Pickup Collaboration On-Track Ford and Volkswagen remain on track in their previously announced plan to improve their respective strengths in commercial vans and medium pickups in key global markets. The work on these vehicle lines will create significant efficiencies for each company. Ford will engineer, source and build the previously announced medium pickup for both companies for customers in Europe, Africa, the Middle East, Asia Pacific and South America, with trucks expected to arrive in key markets as early as 2022. 3 For news releases, related materials and high-resolution photos and video, visit www.media.ford.com and https://www.volkswagen-media-services.com/

For both companies, Ford intends to engineer, source and build larger commercial vans for European customers starting in 2022, and Volkswagen intends to develop, source and build a city van for sale in Europe and other select global markets. Volkswagen and Ford have strong complementary commercial van and pickup businesses around the world, with popular models including the Ford Transit lineup and Ranger as well as the Volkswagen Transporter, Caddy and Amarok. As both companies expect customer demand for medium pickups and commercial vans to grow globally in the next five years, collaborating on these key segments will allow better technologies and more innovation to reach their respective customers more quickly – with better plant capacity utilization. # # # About Volkswagen Group The Volkswagen Group, with its headquarters in Wolfsburg, is one of the world’s leading automobile manufacturers and the largest carmaker in Europe. The Group comprises twelve brands from seven European countries: Volkswagen Passenger Cars, Audi, SEAT, ŠKODA, Bentley, Bugatti, Lamborghini, Porsche, Ducati, Volkswagen Commercial Vehicles, Scania and MAN. The passenger car portfolio ranges from small cars all the way to luxury-class vehicles. Ducati offers motorcycles. In the light and heavy commercial vehicles sector, the products include ranges from pick-ups, buses and heavy trucks. Every weekday, 664,496 employees around the globe produce on average 44,567 vehicles, are involved in vehicle-related services or work in other areas of business. The Volkswagen Group sells its vehicles in 153 countries. In 2018, the total number of vehicles supplied to customers by the Group globally was 10,8 million (2017: 10,7 million). The passenger car global market share was 12.3 per cent. In Western Europe 22.0 per cent of all new passenger cars come from the Volkswagen Group. Group sales revenue in 2018 totaled €235.8 billion (2017: €231 billion). Earnings after tax in 2018 amounted to €17.1 billion (2017: €11.6 billion). www.volkswagenag.com . About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 196,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com . About Argo AI Argo AI is an autonomous vehicle technology platform company based in Pittsburgh, Pennsylvania. The company is developing self-driving technology in partnership with leading automakers to provide a safer, more affordable, convenient, and accessible way to get around. Argo AI employs approximately 500 people with engineering centers located in Dearborn, Mich.; Cranbury, NJ; and Palo Alto, Calif. For more information regarding Argo, please visit www.argo.ai . Forward Looking Statements Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations for future events. Actual results could differ materially from those stated because of risks, uncertainties and other factors, including those related to market acceptance of new and existing products and mobility services; defects that result in delays in new model launches, recall campaigns, or increased warranty; modifications to product plans to comply with safety, emissions, fuel economy, and other regulations; and cybersecurity risks. Forward-looking statements speak only as of the date of their initial issuance. For additional discussion, see Item 1A in Ford’s 2018 Form 10-K report. 4 For news releases, related materials and high-resolution photos and video, visit www.media.ford.com and https://www.volkswagen-media-services.com/

Contacts:

Volkswagen Media Relations	Volkswagen Investor Relations	Ford Communications	Ford Investor Relations: Equity Community	Ford Investor Relations: Fixed Income Community	Argo AI Communications
Marc Langendorf +49.5361.9334474 marc.langendorf@ volkswagen.de	Oliver Larkin +49.152.588.72711 oliver.larkin1@volkswagen.de	Jennifer Flake +1.313.903.0429 jflake1@ford.com	Lynn Antipas Tyson +1.914.485.1150 ltyson4@ford.com	Karen Rocoff +1.313.621.0965 krocoff@ford.com	Alan Hall +1.734.845.4410 ahall32@argo.ai
Pietro Zollino +1.703.364.7016 Pietro.Zollino@vw.com	Andreas Buchta +49.5361.940765 Andreas.buchta@volkswagen.de	Dan Pierce +1.313.590.9379 dpierc41@ford.com			
		Michael Baumann +49.152.5495.2780 Mbauman9@ford.com			

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